SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report: March 31, 1998

                      APPLE RESIDENTIAL INCOME TRUST, INC.

             (Exact name of registrant as specified in its charter)

         VIRGINIA                   333-10635                54-1816010
         (State of                  (Commission              (IRS Employer
         incorporation)             File Number)             Identification No.)

         306 EAST MAIN STREET
         RICHMOND, VIRGINIA                                            23219
         (Address of principal                                        (Zip Code)
          executive offices)

                  Registrant's telephone number, including area code:
                                 (804) 643-1761

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index


Item 2.           Acquisition or Disposition of Assets

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

         a.       Independent Auditors' Report
                  (Copper Ridge Apartments)*

                  Historical Statement of Income and
                  Direct Operating Expenses
                  (Copper Ridge Apartments)*

                  Note to Historical Statement of
                  Income and Direct Operating
                  Expenses (Copper Ridge Apartments)*

         b.       Pro Forma  Statement of Operations for the Year ended December
                  31, 1997 (unaudited)*

                  Pro Forma Statement of Operations for the Quarter ended March 31, 1998 (unaudited)*

         c.       Exhibits

                  10.1     Purchase Contract for Copper Ridge Apartments

                  10.2     Property Management Agreement for Copper Ridge
                           Apartments

                  23.1     Consent of Independent Auditors*


-----------------------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                             COPPER RIDGE APARTMENTS
                                Fort Worth, Texas

         On March 31, 1998, Apple REIT Limited Partnership (together with its parent company, Apple Residential Income Trust, Inc., the "Company") purchased the Copper Ridge Apartments located at 5643 Bellaire Drive South in Fort Worth, Texas (the "Property"). The Property comprises 200 apartment units. The purchase price for the Property was $4,525,000. The seller was Copper Limited Partnership, a Missouri limited partnership which was not affiliated with the Company, Apple Residential Advisors, Inc. or their Affiliates. The entire purchase price was paid using proceeds from the sale of common shares of Apple Residential Income Trust, Inc. Title to the Property was conveyed to the Company by limited warranty deed.

         The Property is adjacent to the Copper Crossing Apartments, which were purchased by the Company in November 1997. These two properties will be operated by the Company as a single property under the name "Copper Crossing Apartments."

         Location. The Property is located off of Bryant-Irvin Highway in Fort Worth, Texas, in Tarrant County, which is part of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." The following information is based in part upon information provided by the Dallas Chamber of Commerce.

         The Dallas/Fort Worth Metroplex is in the north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. Dallas is the second largest city in the state, behind Houston.

         The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J.C. Penney, NationsBank and Vought Aircraft Company.

         The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,800 acres of land between the two cities. It is the largest commercial airport in the United States in terms of land area, and is the fourth busiest airport in the world, with 1,700 daily arrivals and departures.

         The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35, 45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

         The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

         The immediate area surrounding the Property consists of other multi-family housing, single-family housing, commercial and retail development. The Property is located near restaurants, businesses, schools, and churches, and is readily accessible from Interstate 20, Highway 183 and Interstate 820, which are the major highways in the area.

         The Property is close to Hulen Mall, a major regional mall. This regional mall has spurred significant construction and corresponding retail growth in the Hulen Mall/Benbrook area. The Property is an approximately 30-minute drive from the Dallas/Fort Worth International Airport, an approximately 15-minutes drive from the Fort Worth central business district and an approximately 30-minute drive from the Dallas central business district.

         Description of the Property. The Property consists of 200 garden-style apartment units in 15 two-story buildings on approximately seven acres of land. The Property was constructed in 1980.

         The Property offers six different unit types. The unit mix and rents being charged new tenants as of March 1998 are as follows:

                                                       Approximate Interior
         Quantity             Type                        Square Footage                Monthly Rental
         --------             ----                        --------------                --------------
            64             One bedroom, one                    651                        $410-455
                           bathroom

            48             One bedroom, one                    732                         435-460
                           bathroom

            16             One bedroom, one                    878                         490-560
                           bathroom with den

            32             Two bedrooms, two                   918                         540-560
                           bathrooms

            24             Two bedrooms, two                   945                         555-600
                           bathrooms

                                                       Approximate Interior
         Quantity             Type                        Square Footage                Monthly Rental
         --------             ----                        --------------                --------------
            16             Two bedrooms, two                 1,110                         650-675
                           bathrooms with den

         The apartments provide a total of approximately 160,000 square feet of net rentable area.

         The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $200,000 for repairs and capital improvements to the Property. These repairs and improvements will include clubhouse renovations, exterior painting and wood replacement.

         Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment unit (918 square feet) rented for $420 in 1993, $430 in 1994, $440 in 1995, $450 in 1996, and $450 in 1997. The
average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996, 1997, was $5.73, $5.87, $6.01, $6.14, and $6.14, respectively.

         The buildings are wood-frame construction with a combination of brick veneer and hardboard ship-lap siding on reinforced concrete slab foundations. Roofs are sloped fiberglass shingled on plywood.

         The Property has an outdoor swimming pool, laundry facility and barbecue areas. There is also a clubhouse with a leasing office. There is ample paved parking for the tenants.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bathrooms. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment unit has a woodburning fireplace, a screened patio or balcony, ceiling fans, miniblinds and a pass-through bar, and some of the apartment units have washer/dryer connections. The owner of the Property pays for cold water, gas usage for hot water, sewer service and trash removal. Tenants pay for their own electricity service, which includes cooking, lighting, heating and air conditioning.

         There are at least five other apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in the nearby competing properties now averages approximately 94%.

         According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1996 and 91% in 1997.Information for earlier periods is not available. As of March 31, 1998, the Property was 90 % occupied. The tenants are a mix of white- collar workers, blue-collar workers, students and retired persons.

         The following table sets forth the 1997 real estate tax information of the Property:

                                     Assessed
    Jurisdiction                      Value                       Rate                      Tax
    ------------                      -----                       ----                      ---
County of Tarrant                     $3,537,000               $2.01160                   $71,150.15
City of Benbrook                       3,537,000                0.78500                    27,765.45
          Total                                                                           $98,915.60

         The basis of the depreciable residential real property portion of the Property (currently estimated at about $3,796,661) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Dallas/Fort Worth area generally and the specific area in which the Property is located were perceived as being characterized by a diverse, stable and steadily growing economy. Accordingly, it was believed that such economy and its anticipated growth and development would support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is generally in good condition, although the Advisor believes that the planned repairs and improvements will allow an increase in rents at the Property.

         3. The Property is strategically located in the "Hulen Mall/Benbrook area," which is one of the most commercially active areas in the Metroplex. In addition, the Company and the Advisor believe that the combination and operation of the Property with the adjacent Copper Crossing Apartments will offer operational efficiencies and competitive advantages.

         Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $90,500. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

                                   ITEM 7.a.*





----------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*

----------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Apple Residential Income Trust, Inc.





Date: April 15, 1998                        By: /s/ Glade M. Knight
                                                --------------------
                                                    Glade M. Knight
                                                    President
                                                    of Apple Residential
                                                    Income Trust, Inc.

                                  EXHIBIT INDEX
                                  -------------

                      Apple Residential Income Trust, Inc.
                          Form 8-K dated March 31, 1998

Exhibit Number          Exhibit                                      Page Number
--------------          -------                                      -----------

       10.1             Purchase Contract for Copper Ridge
                        Apartments

       10.2             Property Management Agreement
                        for Copper Ridge Apartments

       23.1             Consent of Independent Auditors*






----------
* To be filed by amendment.